Exhibit 10.38a

From: Neil Morganbesser <nm@delmorganco.com>
Date: January 31, 2021 at 12:35:32 PM EST
To: Lynn Kirkpatrick <lkirkpatrick@ensysce.com>, Rob Delgado <rd@delmorganco.com>, Chris Delgado <cd@delmorganco.com>
Cc: Daniel Silvers <dsilvers@matthewslane.com>
Subject: Re: Ensysce DelMorgan Strategic Advisor Agreement

Confirmed

Thank you, Lynn. We wish you and LACQ the best with the transaction. Please let us know if there is anything we can do to help on our end, now or in the future.

Best wishes,

Neil B. Morganbesser
President & CEO / CEO
DelMorgan Group LLC / Globalist Capital, LLC
100 Wilshire Blvd., Suite 750
Santa Monica, CA 90401
(310) 319-2000 (office)
(310) 935-3814 (voicemail)
(310) 738-3178 (cell)
nm@delmorganco.com
www.delmorganco.com

DelMorgan & Co., LLC

Securities offered through Globalist Capital, LLC, a FINRA registered broker-dealer. Member of SIPC

From: Lynn Kirkpatrick <lkirkpatrick@ensysce.com>
Sent: Sunday, January 31, 2021 9:29 AM
To: Neil Morganbesser <nm@delmorganco.com>; Rob Delgado <rd@delmorganco.com>; Chris Delgado <cd@delmorganco.com>
Cc: Daniel Silvers <dsilvers@matthewslane.com>
Subject: Ensysce DelMorgan Strategic Advisor Agreement

TO: Neil B. Morgenbesser, President & CEO, DelMorgan Group LLC, and Chief Executive Officer, Globalist Capital, LLC

Neil,

I refer you to that certain letter agreement dated March 6, 2020 between DelMorgan Group LLC and Globalist Capital, LLC, collectively as “Advisor”, and Ensysce Biosciences, Inc. (the “Agreement”). You acknowledge that Ensysce Biosciences, Inc. (the “Company”) has provide notice of Termination (as defined in the Agreement) and that you and the Company have agreed such Termination was effective as of January 26, 2021.

As you know, we intend to enter into a business combination with Leisure Acquisition Corp., a SPAC (“LACQ”). In order to enable us to enter into definitive agreements for that combination, you have agreed to accept 500,000 private placement warrants (as such term is defined in the prospectus for LACQ’s initial public offering) and 500,000 shares of LACQ’s Common Stock (collectively, with the private placement warrants, the “LACQ Securities”), none of which shall be subject to any lock-up, immediately after the closing of our merger with LACQ as your sole and complete compensation and consideration under the Agreement, including without limitation with respect to the GEM private placement.

In exchange for your receipt of the LACQ Securities, you waive and release any and all claims, rights or entitlements you have ever had, now have or may at any time have regarding the Company (or any successor of affiliate of the Company), whether before or after the combination with LACQ, pursuant to the Agreement (except as set forth on Attachment A to the Agreement or a failure to deliver the LACQ Securities as provided herein) and any and all other claims, rights or entitlements you have ever had or now have for any other purpose relating to or arising from any act or omission on prior to the date hereof. You have represented that (other than as set forth in the Agreement and this email) the Advisor has no basis to assert any claim, right or entitlement regarding the Company or any of its successors or affiliates.

The arrangements described in this email are specifically related to and conditioned upon the Company’s consummation of a business combination with LACQ; if the Company does not execute and agreement and plan of merger by February 6, 2021 or thereafter consummate such transaction with LACQ for any reason, the arrangement described herein shall have no force or effect, and the Advisor shall have whatever rights otherwise apply under the Agreement. LACQ and its affiliates and subsidiaries are intended third-party beneficiaries of the arrangements described in this email.

Please confirm that this email accurately sets forth your understanding of our arrangement by replying “Confirmed” to this email. Given the timing, this exchange of emails will constitute a writing signed by the parties as contemplated by the Agreement in order to effectuate a modification or change to the Agreement, and will be effective and binding on the Advisor and the Company for all purposes.

Regards,

Lynn Kirkpatrick,
CEO,
Ensysce Biosciences, Inc.

cc.	Rob Delgado
Chris Delgado

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